UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2012
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
This Current Report on Form 8-K is being filed by Energy Transfer Partners, L.P. ("ETP") to provide investors with updated unaudited pro forma condensed consolidated financial information in connection with (i) ETP's proposed acquisition of Sunoco, Inc. ("Sunoco") pursuant to a merger agreement dated as of April 29, 2012, as amended June 15, 2012, and (ii) Energy Transfer Equity, L.P.'s plans to drop down its interest in Southern Union Company ("Southern Union") into an ETP-controlled entity, which will also include assets to be acquired in the proposed merger between Sunoco and ETP.  The updated unaudited pro forma condensed consolidated financial information included in this Current Report on Form 8-K also reflects the pro forma impact from Sunoco's exit from its Northeast refining operations by contributing certain refining assets and various commercial contracts to a joint venture on September 8, 2012.

Exhibit 99.1 to this Current Report on Form 8-K presents the following unaudited pro forma condensed consolidated financial information of ETP and its subsidiaries, which has been prepared in accordance with Article 11 of Regulation S-X:

•	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2012;

•	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2012;

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011; and

•	Notes to unaudited pro forma condensed consolidated financial statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.
its general partner

Date: September 19, 2012	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements